UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 6, 2013

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders of Esterline Technologies Corporation (“Esterline”) was held on March 6, 2013, at which the shareholders acted on the following proposals:

(a)	Proposal 1 – Election of Directors. The shareholders elected each of the director nominees set forth below for a three-year term expiring at the 2016 annual meeting. The shareholders voted as follows:

	Votes Cast
Name	For	Against	Abstain	Broker Non-Votes
Paul V. Haack	26,711,416	822,374	24,801	1,453,769
Scott E. Kuechle	27,107,104	426,848	24,639	1,453,769
R. Bradley Lawrence	26,669,457	865,224	23,910	1,453,769

(b)	Proposal 2 – Approval of the Esterline Technologies Corporation 2013 Equity Incentive Plan. The shareholders approved the Esterline Technologies Corporation 2013 Equity Incentive Plan. The shareholders voted as follows:

Votes Cast
For	Against	Abstain	Broker Non-Votes
25,616,233	1,875,264	67,094	1,453,769

(c)	Proposal 3 – Advisory Vote on Executive Compensation. The shareholders approved, on an advisory basis, the compensation of Esterline’s named executive officers for the fiscal year ended October 26, 2012. The shareholders voted as follows:

Votes Cast
For	Against	Abstain	Broker Non-Votes
25,558,555	937,262	62,774	1,453,769

(d)	Proposal 4 – Ratification of Ernst & Young LLP as Esterline’s Independent Registered Public Accounting Firm. The shareholders ratified the selection of Ernst & Young LLP as Esterline’s independent registered public accounting firm for the fiscal year ending October 25, 2013. The shareholders voted as follows:

Votes Cast
For	Against	Abstain
28,442,097	543,378	26,885

Item 8.01.	Other Events.

On March 8, 2013, Esterline announced that it will redeem all of its 6.625% Senior Notes due 2017 that remain outstanding on April 9, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press issued by Esterline Technologies Corporation dated March 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: March 8, 2013	By:	/s/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Chief Financial Officer, Vice President & Corporate Development

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Esterline Technologies Corporation dated March 8, 2013.